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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Preferred Employers Holdings, Inc.:

We consent to the use of our report dated March 27, 1998, except for notes 1(b), 1(d) and 14 which are as of August 10, 1998, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                    /s/ KPMG Peat Marwick LLP


Miami, Florida
December 15, 1998